UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

pennsylvania

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission File Number)	(IRS Employer Identification No.)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, Codorus Valley Bancorp, Inc. (the “Corporation”) issued a Press Release, attached hereto as Exhibits 99.1, announcing certain Board and Committee appointments which were approved by the Board of Directors at its regular Board meeting on December 14, 2021.

Specifically, the Board appointed Keith Cenekofsky, CPA, to the Corporation Board, effective January 1, 2022, to fill the vacancy in Class C which will be created upon the retirement of Larry J. Miller at the close of business on December 31, 2021. Mr. Cenekofsky will serve as a Class C Director for the remainder of the term until the annual meeting of shareholders in 2023 and until his successor shall have been duly elected and has qualified. Mr. Cenekofsky currently is a Director of PeoplesBank, A Codorus Valley Company, the Corporation’s wholly-owned bank subsidiary (the “Bank”). In addition, the Corporation Board also appointed Mr. Cenekofsky as Chair of the Audit Committee of the Corporation’s Board, effective as of January 1, 2022.

The Corporation also announced the appointment of Cynthia A. Dotzel, CPA, to serve as Board Chair of the Corporation and Bank, effective January 1, 2022, to replace Mr. Miller upon his retirement. Ms. Dotzel is a current Director of the Corporation and Bank and has served as Vice Chair, Lead Director and Chair of the Audit Committee.

The Corporation also announced the appointment of J. Rodney Messick to serve as Vice Chair of the Board of the Corporation and Bank, effective January 1, 2022. Mr. Messick is currently a Director of the Corporation and Bank.

Also at the Corporation Board meeting on December 14, 2021, in connection with the retirement of Mr. Miller, the Board approved the waiver of all time based vesting restrictions on shares of restricted common stock held by Mr. Miller. The accelerated vesting is effective as of December 14, 2021 and applies to 3,909 shares of unvested restricted stock currently held by Mr. Miller. The Board also approved the addition of Mr. Miller to the Bank’s Director Group Term Replacement Plan, effective as of January 1, 2022. The Plan is provided to retiring directors and provides a vested life insurance benefit of $200,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of its ongoing corporate governance review, the Board of Directors on December 17, 2021 approved and adopted the Amended and Restated By-laws of the Corporation to (i) adopt a majority vote standard for uncontested director elections, (ii) clarify and update certain corporate procedures, and (iii) make various technical and conforming changes. The Amended and Restated By-laws were effective immediately and include, among other things, the following changes (collectively, the “Amendments”):

•	adopting a majority vote standard for uncontested director elections (as described in the Amended and Restated By-laws) and a plurality vote standard for contested elections, as applicable;
•	updating the advance notice requirements for director nominations and shareholder proposals; and
•	specifying further the powers of the chairman of a shareholder meeting over the conduct of such meeting.

The full text of the Amended and Restated By-laws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Amendments herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	3.1	Amended and Restated By-laws of Cordorus Valley Bancorp, Inc.

	99.1	Press Release of Codorus Valley Bancorp, Inc. dated December 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: December 20, 2021	By:	/s/ Larry D. Pickett
Larry D. Pickett, CPA
Treasurer
(Principal Financial and Accounting Officer)

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